UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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MPS Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Company Meeting Company Meeting October 23, 2009 October 23, 2009

2 Agenda Agenda • Opening Comments Tim Payne • Welcome, Tig Gilliam • Questions & Answers • A Word from the Chairman Derek Dewan • Employee Benefits Thom Burke • Questions & Answers

Tim Payne Tim Payne

4 Our People Our People • Local Branches • Technical Services • Marketing & Strategic Sales • Legal & Contracts • Accounting, Finance & Client Services • Human Resources

Recent Announcement
Recent Announcement
•
As you know, Adecco Group made an
offer to buy MPS Group stock at
$13.80 per share
•
This is a significant premium
•
This is a proposed transaction that
still needs approval from
shareholders and regulators
•
The Board of Directors felt this was
the best decision for shareholders

6 Who Is Adecco Group? Who Is Adecco Group? • Fortune Global 500 company • 5,800 offices in 60 countries • 2008 revenue: $30 billion • Strong financial position • Publicly traded in Europe

About Adecco Group
About Adecco Group
•
Global leader in general staffing
•
Strategic objective to increase professional
staffing capabilities
•
Current revenue mix:
•
17% Professional Staffing
•
83% General Staffing
•
Acquisition will complement Adecco’s
business, giving the combined company a
new breadth of focus
•
Over $2 billion in North America revenue

Professional
General
25%
75%
Pro-forma* revenue split
Adecco revenue split
Source: Adecco estimate
* Includes revenues of Adecco, Spring Group and MPS Group; based on FY 2008 revenue in EUR
17%
83%
•
A significant shift towards professional staffing
Revenue Mix
Revenue Mix

France
US & Canada
UK & Ireland
Germany
Japan
Italy
Iberia
Other
Adecco
Pro-forma*
33%
13%
7%
8%
7%
6%
5%
21%
30%
17%
11%
7%
7%
5%
5%
18%
Source: Adecco estimate
* Includes revenues of Adecco, Spring Group and MPS Group
Geographic Mix
Geographic Mix
•
Increases geographic diversification
•
North America – 13% to 17% ; UK – 7% to 11%

What Changes If Deal Closes
What Changes If Deal Closes
•
Adecco plans to make Jacksonville the
support hub for North America
Professional Services
•
MPS Group stock will no longer be
traded as a public company

What Will Not
Change
What Will Not
Change
•
Our employee benefit plans, at least
through the end of next year
•
Years of service and benefits eligibility
•
The type of work that we do
•
The outstanding support that you
provide to our field offices

Group Services Team
Group Services Team
•
Strong support for field
•
Excellent systems and processes
•
Highly efficient
•
Great, experienced people
•
A valuable asset going forward
•
Change brings opportunity

Tig Gilliam Chief Executive Officer, North America Tig Gilliam Chief Executive Officer, North America

Questions & Answers Questions & Answers

Derek Dewan Chairman of the Board Derek Dewan Chairman of the Board

Thom Burke Thom Burke

17 Employee Benefits Employee Benefits • Health Care Plans • 401(k) Plan • Employee Stock Purchases • Company Holidays & Paid Time-Off

MPS Health Care Plans
MPS Health Care Plans
•
There will be NO changes to our health
care benefits plan offering next year
•
Small increase of 5% in Medical, Dental,
and
Vision
premiums, effective Jan 2010
•
MPS is sharing the cost of the increase
and is paying for most of the premium
•
2010 Open Enrollment is Nov 2
nd
– 13
th
•
Could move to Adecco’s Health Care
plans in 2011, if deal closes

MPS 401(k) Plan
MPS 401(k) Plan
•
MPS 401(k) plan will not change next year,
except maybe some of our fund options
•
May transition to Adecco’s 401(k) in 2011,
if the transaction closes
•
If 401(k) plans change, employees can roll
their balance into Adecco’s plan or an IRA
•
MPS 401(k) year-end match level still
dependent on company performance

Employee Stock Purchases
Employee Stock Purchases
•
Any company stock purchased through
our ESPP, 401(k), or EDC plans will be
cashed out at $13.80 per share in Q1
2010, if deal closes
•
ESPP stock purchases made in Q2 to Q4
2009 will incur taxes due to 1 year rule
•
For questions regarding stock or
options, call Investor Relations

Company Holidays & PTO
Company Holidays & PTO
•
Company holidays will remain the same
until such time as deal may close
•
Adecco’s holiday schedule is similar to ours
•
MPS PTO policy will remain in place for
existing employees through next year
•
Adecco’s policy is similar to ours

Summary
Summary
•
Adecco is a large company with competitive
benefits
•
More clarity once we know if and when deal
will close
•
Until then, business as usual
•
The law requires us to remain separate
companies until closing
•
No contracts or coordination with Adecco
personnel is allowed without advanced
clearance from the legal department

Questions & Answers Questions & Answers

Additional Information & Where To Find It
Additional Information & Where To Find It
In connection with the proposed merger, MPS Group will file a proxy statement with the Securities and Exchange Commission
("SEC"). Investors are urged to read the proxy statement when it becomes available because it will contain important information about the merger as well as other documents filed by MPS Group at the SEC's Internet site, www.sec.gov. These documents can also be obtained for free from MPS Group's Investor Relations web site at www.mpsgroup.com or by calling 904-360-2500.
MPS Group and its directors, executive officers and other
members of management and employees may be deemed to be
participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding
MPS Group's directors and executive officers is available in MPS
Group's proxy statement dated April 20, 2009, filed with the SEC.
Additional information regarding the interests of participants of
MPS Group will be included in the proxy statement to be filed with the SEC in connection with the merger.

Thank You! Thank You!